Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Raser Technologies, Inc. (a development stage enterprise) on Form S-3 of our report, dated March 16, 2009, related to our audit of the consolidated balance sheets of Raser Technologies, Inc. (a development stage enterprise) and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008, and for the period after re-entry into development stage (October 1, 2006 through December 31, 2008), and our report dated March 16, 2009 on the effectiveness of internal control over financial reporting as of December 31, 2008, appearing in the Annual Report on Form 10-K of Raser Technologies, Inc. (a development stage enterprise) for the year ended December 31, 2008.

We also consent to the use of our name appearing under the heading “Experts” in the Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

June 9, 2009